Exhibit 99.1

Disclosed non-GAAP metrics.

The Company reported that EBITDA was $(62.0) million, $(38.0) million and $(12.0) million for the years ended December 31 2000, 2001 and 2002, respectively.

In addition, the Company reported the following non-GAAP information for the three completed quarters of 2003:

	March 31, 2003	June 30, 2003	Sept. 30, 2003
Cash Gross Margin (Adjusted)	33%	36%	39%
Cash SG&A	$11.5 million	$10.7 million	$9.8 million
EBITDA	$(3.1) million	$0.3 million	$1.4 million
Cash Interest Expense	$2.7 million	$2.8 million	$2.6 million
Other Non-Cash Expense	$3.0 million	$3.0 million	$3.4 million
Cash Net Loss	$(5.7) million	$(2.4) million	$(1.1) million